UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 26, 2014

CNL GROWTH PROPERTIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	000-54686	26-3859644
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

450 South Orange Avenue

Orlando, Florida 32801

(Address of Principal Executive Offices; Zip Code)

Registrant’s telephone number, including area code: (407) 650-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

The information appearing in Item 2.03 of this Current Report is incorporated by reference herein and made a part of this Item 1.01.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant

Oxford Square, Hanover, Maryland

As previously reported in a Form 8-K filed with the Securities Exchange Commission on March 13, 2014, CNL Growth Properties, Inc. (the “Company”) through a wholly owned subsidiary of the Company’s operating partnership (the “CGP JV Partner”), formed a joint venture, on March 7, 2014, with WF Oxford Square, LLC, a Delaware limited liability company (the “Woodfield JV Partner”), an affiliate of Woodfield Investments, LLC (“Woodfield”), for the purpose of forming GGT Oxford Venture MD, LLC, a Delaware limited liability company (the “Joint Venture”). On March 7, 2014, the Joint Venture acquired an approximately 9-acre parcel of land in Hanover, Howard County, Maryland, a suburb to the south of Baltimore (the “Property”) on which it will develop, construct and operate a 248-unit multifamily residential community, which will be known as “Woodfield Oxford Square” (the “Project”).

On June 26, 2014, for the purpose of funding the balance of the development, construction and other costs associated with the Project, the Joint Venture entered into and closed on a construction loan in the original principal amount of approximately $35.9 million (the “Construction Loan”) from Santander Bank, N.A., as agent and as lender, together with other potential participating lenders (collectively, the “Lender”). The total budget for the Project is $51.3 million, of which approximately $15.3 million will be funded with the equity contributions of the members of the Joint Venture.

The Construction Loan has an initial term of four years, maturing on June 26, 2018, provided, however, that the Construction Loan may be extended for an additional 12 months to June 26, 2019, subject to prior notice, satisfaction of certain debt service coverage ratios and other conditions, and the payment of an extension fee equal to 0.20% of the aggregate amount of the then outstanding principal balance of the Construction Loan. During the initial term, the Construction Loan will bear interest at an adjustable rate equal to the 30-day LIBOR rate plus 2.50%; provided, however, that upon substantial completion of the Project, and satisfaction of other conditions, the interest rate may be reduced to the 30-day LIBOR rate plus 2.25%. Upon the achievement of 80% occupancy, satisfaction of minimum debt yield and other criteria, the interest rate may be further reduced to the 30-day LIBOR rate plus 2.00%. In the event the Construction Loan is extended, it would bear interest during the extension at a rate equal to the 30-day LIBOR rate plus 2.00%. In the event of a default, the Construction Loan would bear interest at 6% above the then applicable highest rate of interest then in effect under the Construction Loan, such amount not to exceed the highest rate authorized by applicable law.

The Construction Loan requires that the Joint Venture make payments of interest only for the first 3 years, which are due and payable monthly commencing on August 1, 2014. Thereafter, the Construction Loan requires monthly payments of interest and principal based upon a 30-year amortization schedule and an assumed interest rate of 5% of the then outstanding principal balance of the Construction Loan. In the event that the Joint Venture exercises the extension option, the estimated outstanding principal balance of the Construction Loan would be approximately $34.8 million at maturity. The Construction Loan may be prepaid, in whole or in part, at any time, with prior notice to the Lender, subject to a LIBOR “make whole” provision. A prepayment fee equal to 1% of the amount prepaid is payable in respect of any prepayments made during the first twelve months following the closing of the Construction Loan, or 0.5% for any prepayments made by the Joint Venture during the thirteenth through the eighteenth months following the closing of the Construction Loan.

The Construction Loan is evidenced by a construction loan agreement, a promissory note, an environmental indemnity agreement, a guaranty, and other related documents evidencing and securing the loan (collectively, the “Loan Documents”). The Loan Documents contain representations and warranties, affirmative, negative and financial covenants, reserve requirements, and other agreements, borrowing conditions, and events of default customary for loans similar to the Construction Loan. The Construction Loan is secured under a deed of trust, security agreement and fixture filing from the Joint Venture granting a first priority mortgage on the Property in favor of the Lender, including all improvements thereon, and by collateral assignments of leases and rents, the development agreement and the property management agreement. The Construction Loan is further secured by an unconditional completion and limited principal repayment guaranty provided by affiliates of the Woodfield JV Partner. The Construction Loan requires the completion of the Project within 30 months following the closing of the Construction Loan.

In connection with a closing of the Construction Loan, the equity interest of the CGP JV Partner increased to 95%, and the interest of the Woodfield JV Partner decreased to 5%; and accordingly, the CGP JV Partner’s maximum capital contribution increased to $14.6 million for its interest in the Joint Venture, and the Woodfield JV Partner’s maximum capital contribution decreased to $769,647. Also in connection with a closing of the Construction Loan, the Joint Venture paid off approximately $5 million in existing financing from Wells Fargo Bank, N.A., which it had borrowed in connection with the acquisition of the Property in March 2014.

Simultaneously with the closing of the Construction Loan, the Joint Venture entered into a guaranteed maximum price construction agreement with Clark Builders Group, LLC, a Maryland limited liability company, an experienced independent third party builder of multifamily properties. Upon completion of construction, the leasing and management of the Project will be provided by Bozzuto Management Company, an experienced independent third party property management firm specializing in the on-site management of multifamily properties, pursuant to a property management agreement entered into with the Joint Venture. Both the construction contract and the property management agreement provide for fees to the contractor and the property manager at market rates.

Notwithstanding the entrance into the Construction Loan, in the event that the Joint Venture is not able to obtain certain final site approvals by July 31, 2014, the Company, through the CGP JV Partner, will have the right, but not the obligation, to sell its entire interest in the Joint Venture to the Woodfield JV Partner for a purchase price equal to the amount of the CGP JV Partner’s total capital contributions to the Joint Venture (the “Put Option”). Woodfield has guaranteed the purchase obligation of the Woodfield JV Partner under the Put Option. The Woodfield JV Partner’s obligation under the Put Option is further secured by distributions payable to an affiliate of Woodfield in connection with a joint venture between the Company and a Woodfield affiliate relating to the Long Point property, a 258 unit Class A garden-style apartment community located on approximately 32 acres in Mount Pleasant, South Carolina. Alternatively, the CGP JV Partner can cause the sale of the Oxford Square Property.

The Joint Venture paid the Lender a loan commitment fee in the amount of $215,501. Until the completion of the Project, the Joint Venture will pay the Lender a fee in the amount of $12,000 per annum, which administrative fee is payable in monthly installments.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Construction Loan Agreement dated June 26, 2014 by and among GGT Oxford Venture MD, LLC and Santander Bank, N.A.

10.2	Promissory Note dated June 26, 2014 in the original principal amount of $35,916,862, by GGT Oxford Venture MD, LLC in favor of Santander Bank, N.A.

Cautionary Note Regarding Forward-Looking Statements

Statements contained herein that are not statements of historical or current fact may constitute “forward-looking statements” within the meaning of the Federal Private Securities Litigation Reform Act of 1995. The Company intends that such forward-looking statements be subject to the safe harbor created by Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are statements that do not relate strictly to historical or current facts, but reflect management’s current understandings, intentions, beliefs, plans, expectations, assumptions and/or predictions regarding the future of the Company’s business and its performance, the economy, and other future conditions and forecasts of future events, and circumstances. Forward-looking statements are typically identified by words such as “believes,” “expects,” “anticipates,” “intends,” “estimates,” “plans,” “continues,” “pro forma,” “may,” “will,” “seeks,” “should” and “could,” and words and terms of similar substance in connection with discussions of future operating or financial performance, business strategy and portfolios, projected growth prospects, cash flows, costs and financing needs, legal proceedings, amount and timing of anticipated future distributions, estimated per share net asset value of the Company’s common stock, and/or other matters. The Company’s forward-looking statements are not guarantees of future performance. While the Company’s management believes its forward-looking statements are reasonable, such statements are inherently susceptible to uncertainty and changes in circumstances. As with any projection or forecast, forward-looking statements are necessarily dependent on assumptions, data and/or methods that may be incorrect or imprecise, and may not be realized. The Company’s forward-looking statements are based on management’s current expectations and a variety of risks, uncertainties and other factors, many of which are beyond the Company’s ability to control or accurately predict. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, the Company’s actual results could differ materially from those set forth in the forward-looking statements due to a variety of risks, uncertainties and other factors. Given these uncertainties, the Company cautions you not to place undue reliance on such statements.

For further information regarding risks and uncertainties associated with the Company’s business, and important factors that could cause the Company’s actual results to vary materially from those expressed or implied in its forward-looking statements, please refer to the factors listed and described under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the “Risk Factors” sections of the Company’s documents filed from time to time with the U.S. Securities and Exchange Commission, including, but not limited to, the Company’s quarterly reports on Form 10-Q, and the Company’s annual report on Form 10-K, copies of which may be obtained from the Company’s website at http://www.CNLGrowthProperties.com.

All written and oral forward-looking statements attributable to the Company or persons acting on its behalf are qualified in their entirety by this cautionary note. Forward-looking statements speak only as of the date on which they are made, and the Company undertakes no obligation to, and expressly disclaims any obligation to, publicly release the results of any revisions to its forward-looking statements to reflect new information, changed assumptions, the occurrence of unanticipated subsequent events or circumstances, or changes to future operating results over time, except as otherwise required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 2, 2014		CNL GROWTH PROPERTIES, INC.
a Maryland corporation

	By:	/s/ Scott C. Hall
Scott C. Hall Senior Vice President of Operations